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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Action Products International, Inc. on Form S-8 for the registration of 900,000 shares of its common stock issuable pursuant to its 1996 Stock Option Plan (SEC File Number 333-76675) and in the related prospectus of our report dated February 1, 2002 with respect to the consolidated financial statements of Action Products International, Inc. and subsidiary included in this Annual report on Form 10-KSB for the year ended December 31, 2001.


/s/ MOORE STEPHENS LOVELACE, P.A.-
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MOORE STEPHENS LOVELACE, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
Orlando, Florida  March 28, 2002